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Exhibit 99.2

CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Transition Report of Key Energy Services, Inc. (the "Company") on Form 10-K for the transition period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Transition Report"), Francis D. John, as Chief Executive Officer of the Company, and Royce W. Mitchell, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)
The Transition Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Act of 1934; and

(2)
The information contained in the Transition Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
By	/s/ FRANCIS D. JOHN Francis D. John Chief Executive Officer April 10, 2003
By	/s/ ROYCE W. MITCHELL Royce W. Mitchell Chief Financial Officer April 10, 2003

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        A signed original of this written statement required by Section 906 has been provided to Key Energy Services, Inc. and will be retained by Key Energy Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 99.2
CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002